                                                                      EXHIBIT 99


                                  PRESS RELEASE
                      FIRST CENTRAL FINANCIAL CORPORATION


                                FOR RELEASE: January 29, 1998
                                CONTACT: Andrew W. Attivissimo, President First Central Financial Corporation 266 Merrick Road
                                             Lynbrook, NY  11563
                                             (516) 593-7070


     Lynbrook, New York, January 29, 1998 - First Central Financial Corporation announced today that an order of rehabilitation under the provisions of the Insurance Law of the State of New York has been entered with respect to its primary subsidiary, First Central Insurance Company. First Central Financial Corporation is considering a filing under the United States Bankruptcy Code.

Except for historical information, this news release contains forward-looking statements which involve unknown risks and uncertainties that may cause First Central's actual results or outcomes to be materially different from those anticipated and discussed herein.